EXHIBIT 5
November 5, 2010
Synaptics Incorporated
3120 Scott Boulevard
Santa Clara, California 95054

Re:	Registration Statement on Form S-8 Synaptics Incorporated
Ladies and Gentlemen:
As legal counsel to Synaptics Incorporated, a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission on or about November 5, 2010, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an additional 1,500,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”), issuable pursuant to the Company’s Amended and Restated 2001 Incentive Compensation Plan (the “Plan”). The facts, as we understand them, are set forth in the Registration Statement.
With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:
A. The Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on January 7, 2002, as amended to date;
B. The Third Amended and Restated Bylaws as adopted by the Company;
C. Various resolutions of the Board of Directors of the Company authorizing the Plans and the issuance of the Shares;
D. The Registration Statement; and
E. The Plan.
Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, based solely upon our review of items A through E above, it is our opinion that the Shares will be validly issued, fully paid, and nonassessable when issued and sold in accordance with the terms of the Plan.
Greenberg Traurig, LLP | Attorneys at Law | 2375 East Camelback Road, Suite 700 | Phoenix, Arizona 85016 | Tel. 602.445.8000 | Fax 602.445.8100

Synaptics Incorporated
November 5, 2010

We express no opinion as the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Delaware, including judicial interpretations of such laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.
We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig, LLP
Greenberg Traurig